EXHIBIT 10.11


                               SEVERANCE AGREEMENT

         THIS AGREEMENT dated as of Date, is made by and between Lukens Inc., a Delaware corporation (the "Company"), and Name and Address. (the "Executive").

         WHEREAS the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel; and

         WHEREAS the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

         WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. Defined Terms. The definition of capitalized terms used in this Agreement is provided in the last Section hereof.

         2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1994; provided, however, that commencing on January 1, 1994 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such January 1; and further provided, however, if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four
(24) months beyond the month in which such Change in Control occurred. Notwithstanding the foregoing provisions of this Section, this Agreement shall terminate upon the Executive's attaining the age of 65 years.

         3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments described in Section 6.01 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this Agreement. Except as provided in Section 9.01 hereof or Section 6.02 hereof, no amount or benefit shall be payable under this Agreement unless there shall have been (or, pursuant to Section 6.01 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an ex- press or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

         4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason) or by reason of death, Disability or retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

         5.  Compensation Other Than Severance Payments.

         5.01 Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

         5.02 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

         5.03 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.

         6.  Severance Payments.

         6.01 The Company shall pay the Executive the payments described in this
Section 6.01 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death or Disability, or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control without Cause after consultation with a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event that constitutes Good Reason occurs at the direction of such Person.

                  (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three or, if less, the number of years, including fractional portions thereof, from the Date of Termination until the Executive reaches the age of 65 years, times the sum of (i) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or such salary in effect immediately prior to the Change in Control, and
         (ii) the higher of (x) the average of the highest three awards made to the Executive pursuant to the Company's 1983 Target Incentive Compensation Plan or any successor thereto (the "Incentive Compensation Plan") in respect of each of the five measuring periods completed immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or (y) such average in respect of such periods completed immediately prior to the occurrence of the Change in Control; provided however, that if fewer than three such awards have been made to the Executive, the averages described in subclauses (x) and (y) of this clause (ii) shall be based solely on awards which were actually made to the Executive and which covered at least eight months of employment.

                  (B) Notwithstanding any provision of the Incentive Compensation Plan, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under the Incentive Compensation Plan but has not yet been paid (pursuant to Section 5.02 hereof or otherwise), (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all uncompleted periods under the Incentive Compensation Plan calculated as to each such award by assuming the achievement of the maximum performance level within the performance range established with respect to such award and basing such pro-rata portion upon the portion of the award period that has elapsed as of the Date of Termination, and (iii) any amounts, including interest thereon to the date of payment at the rate determined pursuant to the terms of the Incentive Compensation Plan, with respect to which the Executive has elected, pursuant to the terms of the Incentive Compensation Plan, to defer payment;

                  (C) In lieu of Company Shares issuable upon exercise of outstanding Options (which Options shall be canceled upon the making of the payment referred to below), the Company shall pay the Executive a lump sum amount, in cash, equal to the product of ( i) the excess of
         (x) in the case of ISOs granted after the date hereof, the closing price of Company Shares as reported on the New York Stock Exchange--Composite Tape on or nearest the Date of Termination (or, if not listed on such exchange, on the nationally recognized exchange or quotation system on which trading volume in Company Shares is highest), or in the case of all other Options, the higher of such closing price or the highest per share price for Company Shares actually paid in connection with any Change in Control, over (y) the per share exercise price of each such Option held by the Executive (whether or not then fully exercisable), and (ii) the number of Company Shares covered by each such Option;

                  (D) In addition to the retirement benefits to which the Executive is entitled under the Pension Plan, the Company shall pay the Executive a lump sum amount, in cash, equal to the actuarial equivalent of the excess of (i) the retirement pension (determined as a straight life annuity commencing at Normal Retirement Age) which the Executive would have accrued under the terms of the Pension Plan (without regard to any amendment to the Pension Plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were eligible to participate therein and fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder at the Executive's highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination (but in no event shall the Executive be deemed to have accumulated additional months of service credit after the Executive's attaining Normal Retirement Age), over (ii) the retirement pension (determined as a straight life annuity commencing at Normal Retirement Age) which the Executive had then accrued pursuant to the provisions of the Pension Plan. For purposes of this Section 6.01(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the Pension Plan immediately prior to the Date of Termination.

                  (E) For a thirty-six (36) month period after the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control if such reduction constitutes Good Reason); provided, however, that if the date upon which the Executive attains Normal Retirement Age occurs during such period, the Executive shall thereafter receive such life, disability, accident and health maintenance benefits as would be provided to him as a retiree. Benefits otherwise receivable by the Executive pursuant to this Section 6.01(E) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

                  6.02 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any of the Total Payments will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 6.02, shall be equal to the excess of the Total Payments over the payment provided for by this Section 6.02.

                  (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any payments or benefits received or to be received by the Executive in connection with a Change in Control oz the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person (the "Total Payments")) shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax unless, in the opinion of such tax counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code), or are otherwise not subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or such other time as is hereinafter described), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (C) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment (or such other time as is hereinafter described), the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (or such other time as is hereinafter described) (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. If an Executive who remains in the employ of the Company becomes entitled to the payment provided for by this paragraph, such payment shall be made no later than the later of (i) the fifth day following the date on which the Executive notifies the Company that he is subject to the Excise Tax and (ii) twenty days prior to the date on which the Excise Tax is initially due.

         6.03 The payments provided for in Section 6.01 hereof (other than Section 6.01(E)) and in Section 6.02 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that, if the amounts of such payments cannot be finally deter- mined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the

Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

         6.04 The Company also shall pay to the Executive all legal fees and expenses incurred in good faith by the Executive as a result of a termination of the Executive's employment following a Change in Control and during the term of this Agreement (including all such fees and expenses, if any, incurred in disputing in good faith any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). For purposes of this Section 6.04, an Executive shall be deemed to have acted in good faith unless an arbitrator finds that the Executive's action resulting in such legal fees and expenses was frivolous. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         7.  Termination Procedures and Compensation During Dispute.

         7.01 After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive engaged in conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

         7.02 "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated by for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days from the date such Notice of Termination is given).

         7.03 If within fifteen (15) days after any Notice of Termination is given or, if later, prior to the Date of Termination (as determined without regard to this Section 7.03), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute provided by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

         7.04 If a purported termination occurs following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7.03 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given until the Date of Termination, determined in accordance with Section
7.03 hereof. Amounts paid under this Section 7.04 are in addition to all other amounts due under this Agreement (other than those due under Section 5.02 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

         8. No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment; or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 or Section 7.04 hereof. Further, the amount of any payment or benefit provided for in such Section 6 (other than Section 6.01(E)) or such Section 7.04 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

         9.  Successors; Binding Agreement.

         9.01 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         9.02 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

         10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                                 To the Company:

                                   Lukens Inc.
                              50 South First Avenue
                         Coatesville, Pennsylvania 19320

                         Attention: William D. Sprague
                                    Vice President, General Counsel &
                                    Secretary

                                To the Executive:

                                      Name
                                     Address

         11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 shall survive the expiration of the term of this Agreement.

         12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13.  Counterparts; Coordination with Employment Agreement

         13.01 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         13.02 The terms of this Agreement shall be coordinated with and applied in conjunction with the terms of the Executive's employment agreement, if any, with the Company. In general, it is the intent of the parties that, subsequent to a Change in Control and during the term of this Agreement, the provisions of this Agreement shall supersede and substitute for those provisions of the employment agreement relating to the Executive's entitlement to benefits in connection with any termination of the Executive's employment, but, shall not supersede for any period the provisions of such employment agreement pertaining to the terms of the Executive's employment. Except for circumstances relating to a termination of employment following a Change in Control during the term of this Agreement, as provided for herein, all terms and conditions of the Executive's employment with the Company shall be governed by the terms of the Executive's employment agreement (including but not limited to any such term granting additional years of service to the Executive for purposes of any of the Company's employee benefit plans).

         14. Settlement of Disputes: Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty
(60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having Jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  (A) "Base Amount" shall have the meaning defined in section 280G(b)(3) of the Code.

                  (B) "Beneficial Owner" shall have the meaning set, forth in Rule 13d-3 under the Exchange Act.

                  (C) "Board" shall mean the Board of Directors of the Company.

                  (D) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.01 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

                  (E) A "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

                                    (I) any Person is or becomes the  Beneficial
                  Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company or its affiliates); or

                                    (II) during any period of two consecutive
                  years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (I), (III) or (IV) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or

                                    (III)  the   stockholders   of  the  Company
                  approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                                    (IV) the stockholders of the Company approve
                  a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

         Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction occurring during the six-month period following a Potential Change in Control which potential Change in Control results from the action of any entity or group which includes the Executive (a "Management Group"); provided, however, that such action shall not be taken into account for this purpose if it occurs within a six-month period following a Potential Change in Control resulting from the action of any Person which is not a member of the Management Group.

                  (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to specific sections of the Code shall include any successors thereto.

                  (G) "Company" shall mean Lukens Inc., a Delaware corporation, and any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15(E) hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

                  (H) "Company Shares" shall mean shares of common stock of the Company or any equity securities into which such shares have been converted.

                  (I) "Date of  Termination"  shall have the  meaning  stated in
Section 7.02 hereof.

                  (J) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                  (K) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (L)  "Excise  Tax" shall mean any  excise  tax  imposed  under section 4999 of the Code.

                  (M) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                  (N) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (1), (V), (VI) or (VII) hereof, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                           (I) the assignment by the Company to the Executive of any duties inconsistent with the Executive's status as an executive of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                           (II) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across- the-board salary reductions similarly affecting all executives of the Company and all executives of any Person in control of the Company;

                           (III) the relocation by the Company of its principal executive offices to a location more than 30 miles from the location of such office immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                           (IV)  the  failure  by  the  Company  to  pay  to the
         Executive any portion of the Executive's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all executives of the Company and all executives of any Person in control of the Company, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                           (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's 1983 Target Incentive Plan, 1985 Stock Option and Appreciation Plan and any similar or substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

                           (VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                           (VII) any purported termination by the Company of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.01; for purposes of this Agreement, no such purported termination shall be effective.

         The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                  (0) "Gross-Up Payment" shall have the meaning given in Section
6.02 hereof.

                  (P) "Incentive Compensation Plan" shall have the meaning given in Section 6.01(A) hereof.

                  (Q) "ISOs" shall mean options qualifying as incentive stock options under section 422A of the Code.

                  (R) "Normal Retirement Age" shall mean the earliest age at which the Executive may retire and become entitled to an unreduced pension under the Pension Plan.

                  (S) "Notice of  Termination"  shall have the meaning stated in
Section 7.01 hereof.

                  (T) "Options" shall mean options for Company Shares granted to the Executive under the Company's 1985 Stock Option and Appreciation Plan or any similar plan in effect subsequent hereto, whether or not vested on the Date of Termination, other than ISOs granted on or before the date of this Agreement and ISOs which have not become exercisable on the Date of Termination.

                  (U)  "Pension  Plan"  shall  mean the  Company's  Supplemental
Retirement  Plan for Target  Incentive  Plan  Participants  or its  Supplemental
Retirement Plan for Designated Executives, as the case may be, or any plans successor thereto.

                  (V) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (W) "Potential Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

                           (I)  the  Company  enters  into  an  agreement,   the
         consummation of which would result in the occurrence of a Change in Control;

                           (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                           (III) any Person who both (x) is on the date hereof or subsequently becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing at least 10% or more of the combined voting power of the Company's then outstanding securities and
         (y) increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

                           (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                  (X) "Severance Payments" shall mean those payments described in Section 6.01 hereof.

                  (Y) "Total  Payments"  shall mean those payments  described in
Section 6.02 hereof.

                  IN WITNESS WHEREOF, this Agreement has been executed, as of the date first above written, on behalf of the Company by its duly authorized officer and by the Executive.

ATTEST:                              COMPANY
By:

__________________________           By:____________________________
Secretary                                   Chairman & CEO

                                     EXECUTIVE

                                        ____________________________
                                            Name